Exhibit 99.1

Management to Submit Plan to NYSE Amex LLC Regarding Compliance

SCOTTS VALLEY, California – May 4, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC), a leader in secure real-time communications and collaboration technology, announced, in compliance with Section 402 of the NYSE Amex LLC Company Guide (the “Company Guide”), that it received a letter from the staff of the NYSE Amex LLC (the “Exchange”) on April 30, 2009 indicating that, based on the staff’s review of publicly available information, the Company is considered to be below certain of the Exchange’s continued listing standards set forth in Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iv) of the Company Guide. The letter received from the Exchange has no current effect on the listing of the Company’s shares on the Exchange. Rather, the Company has been afforded the opportunity to submit a plan to the Exchange by June 1, 2009 that demonstrates the Company’s ability to regain compliance with the continued listing standards. If the Company does not submit a plan to the Exchange, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Company Guide. The Company fully intends to comply with all requests from the Exchange and submit a plan by June 1, 2009 that establishes how the Company intends to regain compliance with the Exchange’s continued listing standards.

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol. For more information, please visit http://www.virnetx.com.

Forward-Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to the Company’s actions to be taken in connection with the letter received from the NYSE Amex LLC. In addition to statements which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, most recently in the Company’s Annual Report on Form 10-K filed on March 31, 2009.

Contacts:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com

Rudy Barrio (Investors)
Allen & Caron
212.691.8087
r.barrio@allencaron.com

Brian Kennedy (Media)
Allen & Caron
212.691.8087
brian@allencaron.com